Exhibit 10.13

IEC ELECTRONICS CORP.

RESTRICTED STOCK AWARD AGREEMENT

PURSUANT TO

2010 OMNIBUS INCENTIVE COMPENSATION PLAN

THIS RESTRICTED STOCK AWARD AGREEMENT (the "Award Agreement"), is dated as of _______________ (hereinafter, the “Date of Grant”) by and between IEC Electronics Corp., a Delaware corporation (the "Company"), and _____________, an employee of the Company or one of its subsidiaries (the "Grantee").

In accordance with the provisions of the 2010 Omnibus Incentive Compensation Plan of the Company (the "Plan"), the Compensation Committee of the Board of Directors of the Company (the “Board”) has authorized the execution and delivery of this Award Agreement on the terms and conditions herein set forth and as otherwise provided in the Plan.

NOW, THEREFORE, in consideration of services rendered and to be rendered by Grantee and the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.          Incorporation By Reference, Etc.  The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Award Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Award Agreement shall have the definitions set forth in the Plan; provided, however, in the event of any conflict between the Plan and this Agreement, this Agreement shall be controlling. The Compensation Committee (the “Committee”) of the Board shall have final authority to interpret and construe the Plan and this Award Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Grantee and his legal representative in respect of any questions arising under the Plan or this Award Agreement.

2.          Award of Restricted Stock. The Company hereby grants to the Grantee as of the Date of Grant an award (the "Award") of ______ shares of common stock of the Company, $.01 par value (the “Restricted Shares”), on the terms and conditions and subject to the restrictions set forth in this Award Agreement and as otherwise provided in the Plan. The Restricted Shares shall vest in accordance with Section 3 hereof.

3.          Restriction Periods and Vesting. All of the Restricted Shares are non-vested and forfeitable as of the Date of Grant. Subject to the terms and condition set forth in this Agreement and the Plan, the Restricted Shares shall vest, rounded to the nearest whole shares as follows:

On the ____ anniversary of the Date of Grant - ___% of the Restricted Shares,

On the ____ anniversary of the Date of Grant - ___% of the Restricted Shares, and

On the _____ anniversary of the Date of Grant- the remaining ___% of the Restricted Shares;

provided Grantee is continuously an employee of the Company or any of its subsidiaries throughout the period from the Date of Grant until the applicable anniversary. Each such anniversary is hereinafter referred to as the “Vesting Date”.

4.          Restrictions on Transfer. Except as otherwise provided in this Award Agreement, until the Restricted Shares vest and become non-forfeitable on the applicable Vesting Date, they may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and they shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Restricted Shares contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Restricted Shares, shall be null and void and without effect.

5.            Termination of Employment; Detrimental Activities. If the Grantee's employment with the Company or any of its subsidiaries is terminated for any reason whatsoever, whether with or without cause, other than death, Disability, Retirement or Change in Control, all Restricted Shares that are not then vested and non-forfeitable shall be immediately and automatically forfeited by the Grantee without any further action by the Company and shall be returned to or cancelled by the Company. If the Grantee shall engage in any Detrimental Activity (as defined in the Plan) prior to the vesting of the Restricted Shares, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict this Award of Restricted Shares. If the Grantee shall engage in any Detrimental Activity (as defined in the Plan) after the vesting of the Restricted Shares, Section 8.3 of the Plan shall apply.

6.            Taxes and Section 83(b) Election.

 6.1.          Income Taxes and Tax Withholding

The Grantee acknowledges that upon the date any Restricted Shares granted hereby become vested (or, in the event that the Grantee makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, (the "Code"), upon the Date of Grant with respect to all Restricted Shares) the Grantee will be deemed to have taxable income measured by the then Fair Market Value of such Restricted Shares. The Grantee acknowledges that any income or other taxes due from Grantee with respect to such Restricted Shares shall be the Grantee's responsibility.

The Grantee agrees that the Company may withhold from the Grantee's remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person's gross income. At the Company's discretion, the amount required to be withheld may be withheld in cash from such remuneration or in kind from the Restricted Shares. The Grantee further agrees that, if the Company does not withhold an amount from the Grantee's remuneration sufficient to satisfy the Company's income tax withholding obligation, the Grantee will reimburse the Company on demand, in cash, for the amount under-withheld.

6.2           Section 83(b) Election

Grantee understands that Grantee may elect to be taxed at the time of the Date of Grant, rather than at the time the restrictions lapse, by filing an election under Section 83(b) of the Code (an "83(b) Election") with the Internal Revenue Service within thirty (30) days of the Date of Grant. In the event Grantee files an 83(b) Election, Grantee will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Restricted Shares and the Fair Market Value of such shares as of the Date of Grant. Grantee further understands that an additional copy of such 83(b) Election form should be filed with Grantee's federal income tax return for the calendar year in which the Date of Grant falls. Grantee acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the award of Restricted Shares hereunder, and does not purport to be complete. GRANTEE FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING THE GRANTEE'S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED GRANTEE TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH GRANTEE MAY RESIDE AND THE TAX CONSEQUENCES OF GRANTEE'S DEATH OR FORFEITURE OF SHARES AFTER AN 83(b) ELECTION.

7.           Stock Certificates.

7.1           Certificate; Book Entry

The Company, in its discretion, shall issue the Restricted Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Grantee, with legends, or notations, as applicable, referring to the terms, conditions and restrictions applicable to the Restricted Shares.

7.2           Legend

The Grantee agrees that any certificate issued for the Restricted Shares prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend, and any account for shares held in book entry form shall bear a similar notation:

This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the "Restrictions"), contained in the IEC Electronics Corp. 2010 OMNIBUS Incentive COMPENSATION Plan, and in an Award Agreement entered into between the registered owner and the Company. Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.

7.3           Custody

The Company may retain physical custody of the certificates representing the Restricted Shares, or control of any book entry account, until all of the restrictions on transfer pursuant to this Award Agreement lapse or shall have been removed; in such event the Grantee shall not retain physical custody of any certificates representing unvested Restricted Shares issued to Grantee.

7.4           Delivery of Certificates Upon Vesting

Upon the lapse of restrictions relating to any Restricted Shares, the Company shall, as applicable, either remove the notations on any such Restricted Shares issued in book-entry form or deliver to the Grantee or the Grantee's personal representative a stock certificate representing a number of shares of common stock, free of the restrictive legend described above, equal to the number of Restricted Shares with respect to which such restrictions have lapsed. If certificates representing such Restricted Shares shall have heretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended Restricted Shares of common stock.

7.5           Unvested Forfeited Shares

Any Restricted Shares forfeited pursuant to this Award Agreement shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Company nor any of the Grantee's successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such shares. If certificates for any such Restricted Shares containing restrictive legends shall have theretofore been delivered to the Grantee (or Grantee's legatees or personal representative), such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.

7.6           Stock Power; Power of Attorney

Concurrently with the execution and delivery of this Award Agreement, Grantee shall deliver to the Company an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to such Restricted Shares. Grantee, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Company and each of its authorized representatives as Grantee's attorney(s)-in-fact to effect any transfer of unvested forfeited shares.

8.          Capital Changes and Adjustments. This Award shall be adjusted by the Committee at the same time as adjustments are made in accordance with Section 4.2 of the Plan with regard to "Adjustments in Authorized Stock and Awards" in a manner similar to, and subject to, the same requirements under Section 4.2 of the Plan.

9.          Shares Issued Upon Changes in Capitalization. The restrictions imposed under this Award Agreement shall apply as well to all shares or other securities issued in respect of the Restricted Shares in connection with any stock split, stock dividend, stock distribution, recapitalization, reclassification, merger, consolidation or reorganization.

10.         Lapse of Restrictions and Acceleration of Vesting. Prior to the lapsing of the restrictions in accordance with Section 3 hereof, in the event of (a) any Change in Control of the Company (as defined in the Plan), or (b) the Grantee's termination of employment with the Company by reason of death, Disability, or Retirement, the restrictions set forth in this Award Agreement shall immediately lapse, the Restricted Shares shall become fully vested, and the Company shall issue the certificate representing the Restricted Shares without a restrictive legend.

11.         Amendment to this Award Agreement. The Committee may modify or amend this Award Agreement if it determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in the Internal Revenue Code or in the regulations issued thereunder, or any federal or state securities laws or other law or regulation, which change occurs after the Date of Grant of this Award and by its terms applies to this Award. No amendment of this Award, however, may, without the consent of the Grantee, make any changes which would adversely affect the rights of such Grantee.

12.         Right of Employment. Nothing contained herein shall confer upon the Grantee any right to be continued in the employment of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any of its subsidiaries, which is hereby reserved, to terminate Grantee's employment at any time for any reason whatsoever, with or without cause and with or without advance notice.

13.         Rights as a Shareholder. Upon award of the Restricted Shares and subject to the restrictions contained in Sections 3, 4, 5 and 7, the Grantee shall have all the rights of a shareholder of the Company with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive all dividends and other distributions paid or made with respect thereto.

14.         Notices. Notices hereunder shall be in writing and if to the Company shall be delivered personally to the Secretary of the Company or mailed to its principal office, 105 Norton Street, P.O. Box 271, Newark, New York 14513, addressed to the attention of the Corporate Secretary and, if to the Grantee, shall be delivered personally or mailed to the Grantee at Grantee's address as the same appears on the records of the Company. The Grantee hereby agrees to promptly provide the Company with written notice of any change in the Grantee’s address for so long as this Award Agreement remains in effect.

15.         Interpretations of this Award Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on the Company and the Grantee. The Award and the Restricted Shares are subject to the provisions of the Plan which are incorporated herein by reference. In the event there is any inconsistency between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall govern.

16.         Successors and Assigns. This Award Agreement shall bind and inure to the benefit of the Company and the successors and assigns of the Company and to the Grantee and to the Grantee's heirs, executors, administrators, successors and assigns.

17.         Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, enforcement and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws.

18.         Acknowledgement; Bound by Plan. By signing the Award Agreement, the Grantee acknowledges that Grantee has received a copy of the Plan, has had an opportunity to review the Plan and this Award Agreement in their entirety, understands all provisions of the Plan and this Award Agreement, and agrees to be bound by, and to comply with, all the terms and provisions of the Plan and this Award Agreement.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed by its duly authorized officer and the Grantee has set Grantee's hand, on the day and year first above written.

IEC ELECTRONICS CORP.

By:

Name:	W. Barry Gilbert
Title:	Chief Executive Officer and
Chairman of the Board

Grantee

[name]

Exhibit A

STOCK POWER

For Value Received, the undersigned hereby sells, assigns and transfers unto IEC Electronics Corp. (the “Corporation”) _________ Shares of the Common Stock of the Corporation standing in my name on the books of said Corporation represented by Certificate(s) No(s)._______, and does hereby irrevocably constitute and appoint

__________________________________________________________

attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Dated:________________
[name]

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